                                                                   EXHIBIT 10.38

                                 FIRST AMENDMENT
                                TO LOAN AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AGREEMENT, made as of July 9, 2003 (the "Amendment"), is entered into by and among Western Wireless Corporation, a Washington corporation, as Borrower (the "Borrower"), and the financial institutions whose names appear as Lenders on the signature pages hereof.

                                   WITNESSETH:

         WHEREAS, the Borrower and Toronto Dominion (Texas), Inc., as Administrative Agent (the "Administrative Agent"), are parties to that certain Loan Agreement dated as of April 25, 2000 (the "Agreement"), together with the Lenders, the Arranger, the Co-Documentation Agents, the Co-Syndication Agents, the Managing Agents and the Co-Agents (each as defined in the Agreement); and

         WHEREAS, the Borrower has requested that the Lenders agree to amend the Agreement as more fully set forth herein;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement except as otherwise defined or limited herein, and further agree as follows:

         1. Effective Date of this First Amendment. This Amendment shall be effective, without any other action by the parties hereto, immediately upon the full satisfaction or waiver of all of the conditions precedent to the effectiveness of this Amendment set forth in Section 22 hereof. If all of such conditions precedent have not been satisfied or waived by August 31, 2003, this Amendment shall automatically terminate and be of no force or effect whatsoever, and the Agreement shall remain in full force and effect in accordance with its terms.

         2.       Amendments to Article 1.

                  (a) The following defined terms contained in Article 1 of the Agreement are hereby modified and amended as follows:

                           (i) "Revolving A Commitment" is hereby modified and amended by deleting the reference therein to "$500,000,000" and replacing it with "$350,000,000"; and

                           (ii) "Subordinated Debt" is hereby modified and amended by (x) adding "and Section 7.17" to the end of the list of Sections of the Agreement appearing at the end of clause (b)(i) thereof and (y) deleting the text appearing in clause (b)(iv) and replacing it with the following:

                  "such subordinated Indebtedness for Money Borrowed shall contain no covenants or provisions more restrictive, taken as a whole, on the Borrower and its Subsidiaries than the more restrictive of those contained herein or in the indentures for the Senior Subordinated Notes; and"

                  (b) The following new definition shall be added immediately following the definition of "Event of Default", which new definition shall read in its entirety as follows:

                  "'Excess Cash Flow' shall mean, for any fiscal year, based on the audited financial statements for such fiscal year required to be provided under Section 6.2 hereof, the remainder, if any, without duplication, of (a) the Operating Cash Flow for such fiscal year minus (b) the sum of the following: (i) Capital Expenditures by the Borrower and its Restricted Subsidiaries during such fiscal year; (ii) cash taxes paid by the Borrower and its Restricted Subsidiaries during such fiscal year; and (iii) Pro Forma Debt Service for the fiscal year in which such prepayment is required to be made pursuant to Section 2.15(a) hereof.

                  (c) The following new definition shall be added immediately following the definition of "Fee Letters", which new definition shall read in its entirety as follows:

                  "'First Amendment Effective Date' shall mean the date on which that certain First Amendment to Loan Agreement, made as of July 9, 2003, between the Borrower and the Lenders party thereto, becomes effective in accordance with its terms."

                  (d) The following new definitions shall be added immediately following the definition of "Senior Debt", which new definitions shall read in their entirety as follows:

                   "'Senior Secured Debt' shall mean Indebtedness for Money
                  Borrowed of the Borrower evidenced by this Agreement or any of the other Loan Documents."

                  "'Senior Secured Debt Leverage Ratio' shall mean, as of the end of any fiscal quarter, the ratio of Senior Secured Debt to Annualized Operating Cash Flow."

                  (e) The following new definition shall be added immediately following the definition of "Senior Subordinated Notes", which new definition shall read in its entirety as follows:

                  "'Senior Unsecured Debt' shall mean senior Indebtedness for Money Borrowed of the Borrower, unsecured with respect to the Borrower and its Restricted Subsidiaries, subject to the following: (i) the Borrower shall, in a certificate provided on the date of incurrence of such senior Indebtedness for Money Borrowed, demonstrate its current and projected pro forma compliance (giving effect to the incurrence of such senior

                  Indebtedness for Money Borrowed) with Sections 7.8, 7.9, 7.10,
                  7.11 and 7.17; (ii) there shall be no repayment of the principal amount of such senior Indebtedness for Money Borrowed including any sinking fund payments or other principal payments until at least one year and one day after the Maturity Date; (iii) the final maturity of such senior Indebtedness for Money Borrowed must be at least one year and one day after the Maturity Date; and (iv) such senior Indebtedness for Money Borrowed shall contain no covenants or provisions more restrictive, taken as a whole, on the Borrower and its Subsidiaries than the more restrictive of those contained herein or in the indentures for the Senior Subordinated Notes."

         3. Amendments to Section 2.3. Section 2.3(f) of the Agreement ("Applicable Margin") is hereby modified and amended by:

                  (a) deleting the table in subsection (f)(i) and replacing it with the following table:

                                      Base Rate Advance          Eurodollar Advance
     Leverage Ratio                   Applicable Margin           Applicable Margin
     --------------                   -----------------          ------------------
Greater than 5.00 but
less than or equal to 6.00                  1.250%                    2.250%
Greater than 4.00 but
less than or equal to 5.00                  1.000%                    2.000%
Less than or equal to
4.00                                        0.625%                    1.625%

         ; and

                  (b) amending and restating subsection (f)(ii) to read in its entirety as follows:

                           "(ii)    With respect to Term B Loans, the Applicable
                  Margin for Eurodollar Advances shall be 3.25% per annum and the Applicable Margin for Base Rate Advances shall be 2.25% per annum."

         4.       Addition of New Section 2.15. There shall be added a new
Section 2.15 immediately following Section 2.14, which new Section 2.15 shall read in its entirety as follows:

                           "Section 2.15. Mandatory Prepayments from Excess Cash
                  Flow and from Certain Incurrences of Indebtedness for Money Borrowed.

                           (a) Excess Cash Flow. In addition to the scheduled repayments provided for in Section 2.4 hereof, on or prior to April 30, 2004, and on or prior to each April 30 thereafter during the term of this Agreement, the Borrower shall prepay the Loans in an amount equal to fifty percent (50%) of Excess Cash Flow for the most recently completed fiscal year.

                           (b) Certain Incurrences of Indebtedness. In addition to the scheduled repayments provided for in Section
                  2.4 hereof, the Borrower shall prepay the Loans in an amount equal to sixty percent (60%) of the Net Proceeds received after the First Amendment Effective Date from any Indebtedness for Money Borrowed incurred by the Borrower pursuant to
                  Section 7.1 hereof, except for Indebtedness for Money Borrowed
                  (i) permitted by Section 7.1(a), (b), (d), (f), (g), (h) and
                  (i); (ii) incurred in connection with any Investments or Acquisitions permitted under Section 7.6 hereof, including any Indebtedness assumed by the Borrower or its Restricted Subsidiaries in connection with such Investment or Acquisition, to the extent that upon consummation of any such Investment or Acquisition such Net Proceeds were invested in, or used to acquire, Restricted Subsidiaries (it being understood and agreed that in the event 60% of such Net Proceeds are used to prepay the Loans pursuant to this Section 2.15(b), the balance of such Net Proceeds may be used, to the extent permitted by this Agreement, to make Investments or Acquisitions without any obligation to make Investments in or to acquire Restricted Subsidiaries pursuant to this clause
                  (ii)); (iii) incurred at any time that the Leverage Ratio as of the end of the immediately preceding fiscal quarter (after giving pro forma effect to such incurrence of Indebtedness) is less than 4.0 to 1.0; or (iv) incurred by reason of any issuance by the Borrower of debt securities in a public offering or a private placement between June 1, 2003 and the first anniversary of the First Amendment Effective Date in an amount up to the aggregate of (x) $400,000,000 and (y) an additional $400,000,000 so long as the Borrower redeems, repurchases or refinances all of the Senior Subordinated Notes prior to the first anniversary of the First Amendment Effective Date.

                           (c) Application of Prepayments. Any prepayment pursuant to this Section 2.15 shall be applied in accordance with Section 2.6(b) of this Agreement."

         5. Amendment to Section 5.14(a)(iii). Section 5.14(a)(iii) of the Agreement is hereby modified and amended by adding "and Section 7.17" to the end of the list of Sections of the Agreement appearing therein.

         6. Amendment to Section 6.3(a)(ii). Section 6.3(a)(ii) of the Agreement is hereby modified and amended by adding "and Section 7.17" to the end of the list of Sections of the Agreement appearing therein.

         7. Amendment to Section 7.1. Section 7.1 of the Agreement ("Indebtedness of the Borrower and its Restricted Subsidiaries") is hereby modified and amended by deleting subsection (c) thereof and replacing it with the following:

                  "(c)     Senior Unsecured Debt;"

         8. Amendment to Section 7.4(a). The last sentence of Section 7.4(a) of the Agreement is hereby modified and amended by adding "and Section 7.17" to the end of the list of Sections of the Agreement appearing therein.

         9. Amendments to Section 7.6(b). Section 7.6(b) of the Agreement ("Acquisitions") is hereby modified and amended by:

                  (a) amending and restating Section 7.6(b)(i)(C) to read in its entirety as follows:

                           "(C)     the Borrower and its Restricted Subsidiaries
                  may make Investments in Unrestricted Subsidiaries (I) that were made prior to January 1, 2003 in accordance with this Agreement (as then in effect) and (II) on or after January 1, 2003, in an amount not to exceed (without duplication) (x) $100,000,000 in the aggregate plus (y) any dividends or distributions, or repayments of loans or advances, paid by an Unrestricted Subsidiary and received by the Borrower or its Restricted Subsidiaries after January 1, 2003 plus (z) the Net Proceeds from the sale or disposition of an Unrestricted Subsidiary or of the assets of an Unrestricted Subsidiary to the extent received by the Borrower or its Restricted Subsidiaries after January 1, 2003."

                  ; and

                  (b) modifying and amending Section 7.6(b)(ii)(A) by adding "and Section 7.17" to the end of the list of Sections of the Agreement appearing therein.

         10. Amendments to Section 7.7. Section 7.7 of the Agreement ("Restricted Payments and Purchases") is hereby modified and amended by:

                  (a)      (i) deleting the reference to "6.50 to 1.00" in
Section 7.7(a) and replacing it with "4.00 to 1.00" and (ii) adding "and Section 7.17" to the end of the list of Sections of the Agreement appearing in Section 7.7(a);

                  (b)      (i) deleting the reference to "6.50 to 1.00" in
Section 7.7(b) and replacing it with "4.00 to 1.00" and (ii) adding "and Section 7.17" to the end of the list of Sections of the Agreement appearing in Section 7.7(b);

                  (c) deleting the text of subsection (d) thereof and replacing it with "Intentionally Omitted"; and

                  (d) deleting the text of subsection (f) thereof and replacing it with the following:

                  "The Borrower may redeem, repurchase or refinance the Senior Subordinated Notes, including the payment of any fees or other costs incurred in connection therewith."

         11. Amendment to Section 7.8. Section 7.8 of the Agreement ("Ratio of Operating Cash Flow to Cash Interest Expense") is hereby modified and amended by deleting the period "March 31, 2003 and thereafter" and replacing it with "March 31, 2003 through December 31, 2005", and adding the following at the end of the table:

                  "March 31, 2006 and thereafter           2.50 to 1.00"

         12. Amendment to Section 7.9. Section 7.9 of the Agreement ("Fixed Charge Coverage Ratio") is hereby modified and amended by deleting "1.10 to 1.00" and replacing it with "1.00 to 1.00".

         13. Amendment to Section 7.11. Section 7.11 of the Agreement ("Annualized Operating Cash Flow to Pro Forma Debt Service Ratio") is hereby modified and amended by deleting "March 31, 2003 and thereafter 1.50 to 1.00" and replacing it with the following at the end of the table:

                  "March 31, 2003 through June 30, 2004         1.25 to 1.00
                  September 30, 2004 and thereafter             1.00 to 1.00"

         14.      Addition of New Section 7.17. There shall be added a new
Section 7.17 immediately following Section 7.16, which new Section 7.17 shall read in its entirety as follows:

                           "Section 7.17. Senior Secured Debt Leverage Ratio.
                  The Borrower shall not at any time permit the Senior Secured Debt Leverage Ratio to exceed the ratio set forth below for any fiscal quarter ending during the periods indicated below:

         Period                    Senior Secured Debt Leverage Ratio
         ------                    ----------------------------------
September 30, 2003 through
December 31, 2005                           4.00 to 1.00
March 31, 2006 and thereafter               3.50 to 1.00"

         15. Notice of Reduction of Revolving A Commitment. In accordance with Section 2.7 of the Agreement, the Borrower hereby gives notice to the Administrative Agent of its cancellation of a portion of the Revolving A Commitment in an aggregate amount of $150 million.

         16. Covenant Regarding Certain Net Proceeds. The Net Proceeds of any issuance by the Borrower of debt securities in a public offering or a private placement between June 1, 2003 and the first anniversary of the effective date of this Amendment, including, without limitation, the Net Proceeds from the issuance by the Borrower of its 4.625% Convertible Subordinated Notes due 2023, in excess of $400,000,000 shall be used reasonably promptly to redeem, repurchase or refinance the Senior Subordinated Notes; provided, however, that in the event such Net Proceeds are in excess of $800,000,000, the Borrower shall apply sixty percent (60%) of such Net Proceeds in excess of $800,000,000 to make additional prepayments on the Term Loans and Revolving B Loans (such prepayments to be applied in accordance with Section 2.6(b) of the Agreement).

         17.      Application of Prepayments.

                  (a) The parties hereto agree that notwithstanding Section 2.6(b) of the Agreement (i) the prepayment of the Term A Loans, Term B Loans and Revolving B Loans in the aggregate amount of $400 million contemplated by
Section 22(iii) of this Amendment shall be applied only to the Term A Loans, the Term B Loans and the Revolving B Loans, such prepayment to be applied (x) to the Term A Loans, the Term B Loans and the Revolving B Loans as follows:

                  Term A Loans           $150 million
                  Term B Loans           $100 million
                  Revolving B Loans      $150 million

and (y) in the order of the maturities thereof, and (ii) the reduction in the Revolving A Commitment in the amount of $150 million contemplated by Section 15 of this Amendment shall be applied to the Revolving A Commitment in the order of maturity thereof and the respective Revolving A Commitment of each Lender shall be reduced in accordance with the Agreement to give effect to such reduction.

                  (b) For the avoidance of doubt, such repayments of the Term A Loans, the Term B Loans and the Revolving B Loans to be made by the Borrower pursuant to this Amendment shall be applied in the order of maturities set forth in Sections 2.4(b), (c) and (d) of the Agreement (i.e., to earliest maturities first), and Section 2.4 of the Agreement shall not be modified or amended by this Amendment. In addition, for the avoidance of doubt, the reduction in the Revolving A Commitment in the amount of $150 million contemplated by Section 15 of this Amendment shall be applied to the Revolving A Commitment in the order of maturity thereof set forth in Section 2.4(a) of the Agreement (i.e., to earliest maturities first), and accordingly the Revolving A Commitment shall be reduced by the amount set forth in the table below as of the applicable calendar quarter end, in accordance with such Section 2.4(a), as follows:

                                                Amount of Revolving A
Quarter Ending                                 Commitment to be Reduced
--------------                                 ------------------------
March 31, 2003                                       $12,500,000
June 30, 2003                                        $12,500,000
June 30, 2005                                        $12,500,000
September 30, 2005                                   $31,250,000
December 31, 2005                                    $31,250,000
March 31, 2006                                       $31,250,000
June 30, 2006                                        $31,250,000
September 30, 2006                                   $31,250,000
December 31, 2006                                    $31,250,000
March 31, 2007                                       $25,000,000
June 30, 2007                                        $25,000,000
September 30, 2007                                   $25,000,000
December 31, 2007                                    $25,000,000
March 31, 2008                                       $25,000,000

         18. Waiver in Connection with Refinancing of Senior Subordinated Notes. Notwithstanding anything to the contrary contained in the Agreement, any Indebtedness incurred by the Borrower for the purpose of redeeming, repurchasing or refinancing the Senior Subordinated Notes as contemplated by this Amendment shall be disregarded for purposes of compliance with the covenants contained in Sections 7.8 through 7.11 and Section 7.17 of the Agreement (including, without limitation, in connection with any Performance Certificate required to be delivered with respect to such covenants), and no Default or Event of Default shall be deemed to have occurred or be continuing resulting from a violation of such covenants caused by such incurrence so long as such redemption, repurchase or refinancing is effected and consummated within 60 days of such incurrence.

         19. No Other Amendment or Waiver. Except for the amendments set forth herein, the text of the Agreement and all other Loan Documents shall remain unchanged and in full force and effect. The Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and (ii) confirms and agrees that to the extent that any Loan Document purports to grant to the Lenders or the Administrative Agent a security interest in or lien on, any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Agreement and the Loan Documents, such security interest or lien is hereby ratified and confirmed in all respects.

         20. Representations and Warranties. The Borrower hereby represents and warrants in favor of the other parties hereto as follows:

                  (i) each representation and warranty set forth in Article 4 of the Agreement is, to the extent required to be repeated pursuant to Section 4.2 of the Agreement on the date of an Advance, hereby repeated and affirmed as true and correct in all material respects on and as of the date hereof, after giving effect to any updates to information provided to the Lenders pursuant to the Agreement, as if made on and as of the date hereof;

                  (ii) the Borrower has the power, corporate or otherwise, and has taken all necessary action to authorize, execute, deliver and perform this Amendment (and the Agreement as amended hereby) in accordance with its terms, and to consummate the transactions contemplated hereby;

                  (iii) this Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrower and is (and the Agreement as amended hereby is) the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower) and (iii) enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and may be limited by public policies that may affect the enforcement of certain rights or remedies provided for in this Amendment;

                  (iv) the execution and delivery of this Amendment and performance by the Borrower of its Obligations under this Amendment (and the Agreement as amended hereby), do not and will not: (A) require any consent or approval, governmental or otherwise, not already obtained, (B) violate any Applicable Law applicable to the Borrower or any Subsidiary of the Borrower, (C) conflict with, result in a breach of, or constitute a default under the organizational documents of the Borrower or any Subsidiary of the Borrower or under any material indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or their properties may be bound, (D) conflict with, result in a breach of, or constitute a default or violation of, the terms and conditions of any of the material Licenses or (E) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens; and

                  (v) before and immediately after giving effect to this Amendment, no event exists, or would result from this Amendment, that constitutes a Default or an Event of Default.

         21. Documents Delivered by the Borrower. The following documents shall be delivered by the Borrower to the Administrative Agent concurrently with the execution of this Amendment:

                           (i)      duly executed Amendment signed by the
                  Borrower;

                           (ii) loan certificate, in substantially the form of Exhibit M to the Agreement, from the Borrower together with: (A) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for the state in which such Borrower is organized and (B) a true, complete and correct copy of the appropriate authorizing resolutions of such Borrower, authorizing such Borrower to execute, deliver and perform this Amendment, as certified by the Secretary of the Borrower;

                           (iii) certificate of a duly authorized officer of the Borrower, dated the date of this Amendment, as to the truth and correctness in all material respects of the representations and warranties contained in Section 20 hereof;

                           (iv) legal opinion of Friedman Kaplan Seiler & Adelman LLP, special counsel to the Borrower, dated the date of this Amendment, addressed to the Agents and the Lenders, in form and substances satisfactory to the Administrative Agent and its counsel;

                           (v) that certain engagement letter with FTI Consulting, Inc. in connection with this Amendment, duly executed by the Borrower; and

                           (vi) such other documents and instruments as may be requested by the Administrative Agent.

         22. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the prior fulfillment of each of the following conditions:

                           (i)      the Administrative Agent shall have
                  received, on behalf of the Lenders consenting to the terms and provisions of this Amendment, an amendment fee equal to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of such Lenders' Revolving A Commitment and outstanding Revolving B Loans and Term Loans, after giving effect to the reduction of the Revolving A Commitment contemplated by Section 15 hereof and the prepayments contemplated by Section 17 hereof (such amount to be allocated according to their respective commitment ratios), payable to such Lenders which have executed this Amendment on or before July 9, 2003;

                           (ii)     the Administrative Agent shall have
                  received, on behalf of the Lenders consenting to the terms and provisions of this Amendment, an amendment fee equal to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of such Lenders' Revolving A Commitment and outstanding Revolving B Loans and Term Loans, after giving effect to the reduction of the Revolving A Commitment contemplated by Section 15 hereof and the prepayments contemplated by Section 17 hereof (such amount to be allocated according to their respective commitment ratios), payable to such Lenders which have executed this Amendment after July 9, 2003 but on or before July 15, 2003;

                           (iii) the Term Loans and the Revolving B Loan shall have been prepaid in the amount of $400,000,000, such amount to be applied to the Term A Loans, Term B Loans and Revolving B Loans in the order of maturity (i.e., to earliest maturities first) as follows:

                         Term A Loans                $150 million
                         Term B Loans                $100 million
                         Revolving B Loans           $150 million; and

                           (iv) the Majority Lenders shall have executed and delivered this Amendment.

         23. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         24. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

         25. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes. Each Loan Document shall on the effective date of this Amendment be deemed without any further action by any Person to be amended to the extent necessary to reflect the amendments set forth herein.

         26. Severability. Each provision of this Amendment shall be considered separable and if for any reason any provision or provisions are determined to be non-binding, invalid, unenforceable or illegal in any respect, such non-binding provision or such invalidity, unenforceability or illegality shall not affect any other provisions of the Agreement or of this Amendment, which other provisions shall remain in full force and effect in accordance with their terms.

                         [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.

BORROWER:                           WESTERN WIRELESS CORPORATION

                                    By:    _______________________________
                                    Name:  _______________________________
                                    Title: _______________________________

                                    Attest: _______________________________
                                    Name:   _______________________________
                                    Title:  _______________________________

NAME OF LENDER:            ________________________________________

                           By:_____________________________________

                           Name:___________________________________

                           Title:__________________________________

Date Delivered:________________________

         [Lender's Signature Page to First Amendment to Loan Agreement]